Exhibit 99.1

DayStar Technologies Announces 2011 Third Quarter Financial Results

Continues Discussions With Strategic Investors

Milpitas, CA, November 14, 2011 – DayStar Technologies, Inc. (Nasdaq: DSTI), a developer of solar photovoltaic products based on CIGS thin-film deposition technology, announced financial results for its third quarter ended September 30, 2011.

Net loss for the third quarter of 2011 was $1.3 million or $0.14 per share, compared with a net loss of $7.4 million or $1.62 per share in the third quarter of 2010. The per share losses were calculated on the weighted average common shares outstanding of 9.3 and 4.6 million for the third quarter ended September 30, 2011 and 2010, respectively.

Research and development expenses for the third quarter of 2011 were $0.2 million compared with $0.2 million in the third quarter of 2010. Selling, general and administrative expenses for the third quarter of 2011 were $0.3 million compared with $1.3 million in the third quarter of 2010. Research and development expenses and selling, general and administrative expenses reflect the cost savings measures implemented by the Company as well as lower share based compensation expenses. The third quarter net loss in the prior year included restructuring charges of $2.0 million related to impairment charges on certain manufacturing equipment when the Company closed its manufacturing facility in Newark, California. Additionally, the third quarter net loss in the prior year reflected a $4.9 million loss on extinguishment of debt.

DayStar Chairman and Interim CEO, Peter Lacey, commented, “We continue discussions with potential strategic partners and investors with the objective of enhancing shareholder value.”

The balance sheet as of September 30, 2011, and the statement of operations for the three months and nine months ended September 30, 2011, is attached as exhibits to this press release.

About DayStar Technologies, Inc.

DayStar Technologies, Inc. is engaged in the development of solar photovoltaic products based upon CIGS thin film deposition technology. For more information, visit the DayStar website at www.daystartech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding our business that are not historical facts may be considered “forward-looking statements.” The forward-looking statements in this press release are based on information available at the time the statements are made and management’s belief as of that time with respect to future events and involve substantial risks and uncertainties that could cause actual results and outcomes to be materially different. Such forward–looking statements include statements regarding the expected benefits of restructuring measures and the potential success of fundraising and strategic partnership efforts and our ability to enhance shareholder value. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause our results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties include our ability to raise substantial additional capital in the short term, our ability to achieve favorable outcomes in pending litigation, our ability to continue our business as a going concern, our ability to execute our commercialization plan, our ability to continue our debt reduction programs, and such other risks and uncertainties detailed in our annual report on Form 10-K for the year ended December 31, 2010, our quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

DayStar Technologies, Inc.

Christopher T. Lail

Chief Financial Officer

408/582.7100

investor@daystartech.com

DAYSTAR TECHNOLOGIES, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

BALANCE SHEETS

(Unaudited)

	September 30, 2011	December 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$54,039	$97,058
Other current assets	271,971	294,743

Total current assets	326,010	391,801

Property and Equipment, at cost	20,738,338	23,876,208
Less accumulated depreciation and amortization	(6,816,335)	(5,658,906)

Net property and equipment	13,922,003	18,217,302

Other Assets:
Other assets	338,913	30,940

Total Assets	$14,586,926	$18,640,043

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$5,159,289	$6,943,711
Notes and capital leases payable, current portion, net of discount of $75,567 and $664,835, respectively	4,729,433	4,590,165

Total current liabilities	9,888,722	11,533,876
Long-Term Liabilities:
Conversion feature	39,978	3,854,272

Total long-term liabilities	39,978	3,854,272
Commitments and Contingencies	—	—
Stockholders’ Equity:
Preferred stock, $.01 par value; 3,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $.01 par value; 120,000,000 shares authorized; 9,547,033 and 6,484,516 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	95,470	64,845
Additional paid-in capital	157,384,241	153,272,626
Accumulated deficit	(10,145,391)	(10,145,391)
Deficit accumulated during the development stage	(142,676,094)	(139,940,185)

Total stockholders’ equity	4,658,226	3,251,895

Total Liabilities and Stockholders’ Equity	$14,586,926	$18,640,043

DAYSTAR TECHNOLOGIES, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue:
Product revenue	$—	$—	$—	$—
Research and development contract revenue	—	—	—	—

Total revenue	—	—	—	—
Costs and Expenses:
Research and development	207,173	210,869	1,046,944	5,264,054
Selling, general and administrative	336,748	1,328,056	2,028,292	4,661,127
Restructuring	—	1,979,819	850,000	9,745,407
Depreciation and amortization	355,772	375,515	1,158,576	1,745,367

Total costs and expenses	899,693	3,894,259	5,083,812	21,415,955
Other Income (Expense):
Other income (expense)	—	(46,720)	—	(32,345)
Interest expense	(237,729)	(185,610)	(583,298)	(413,534)
Amortization of note discount and financing costs	(122,653)	(1,809,947)	(934,715)	(3,341,963)
(Loss) gain on derivative liabilities	(30,150)	3,399,283	3,865,916	4,274,348
Loss on extinguishment of debt	—	(4,899,267)	—	(4,899,267)

Total other income (expense)	(390,532)	(3,542,261)	2,347,903	(4,412,761)

Net Loss	$(1,290,225)	$(7,436,520)	$(2,735,909)	$(25,828,716)

Weighted Average Common Shares Outstanding (Basic And Diluted)	9,342,515	4,582,153	8,697,011	4,176,480

Net Loss Per Share (Basic and Diluted)	$(0.14)	$(1.62)	$(0.31)	$(6.18)